SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                DECEMBER 28, 2002
                                 DATE OF REPORT
                        (DATE OF EARLIEST EVENT REPORTED)

                             VILLAGEWORLD.COM, INC.
        (EXACT NAME OF SMALL BUSINESS ISSUER AS SPECIFIED IN ITS CHARTER)

          NEW YORK                       0-28058                  11-3137508
   (STATE OR OTHER JURISDICTION     (COMMISSION FILE NO.)         (IRS EMPLOYER
    OF INCORPORATION)                                      IDENTIFICATION  NO.)

                   620 JOHNSON AVENUE, BOHEMIA, NEW YORK 11716
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

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                                 (631) 218-0700
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

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ITEM  5.    OTHER  EVENTS

On December 28, 2002, pursuant to the automatic conversion terms of its $.001 par value Class C Preferred Stock, all outstanding 8,777.59 shares thereof, together with accrued dividends thereon of $158,718 were converted into 53,152,670 shares of the Company's $.001 par value common stock. The conversion price, calculated at 75 per cent of the closing bid price for the five previous trading days, was $.0195 per share.

After such conversion, actual outstanding common shares totaled 76,797,656. Giving effect to the common share equivalency of the Company's outstanding $.001 par value Class B Preferred Stock, the Company had 146,922,632 equivalent common shares outstanding after the conversion of the Class C Preferred.

On December 31, 2002, the Company granted non-qualifying stock options, under its 2002 Stock Award and Incentive Plan, to purchase an aggregate of 250,000 shares of its $.001 par value common stock. The options were granted to fifteen employees as follows: 30,000 to an officer/full-time employee; 20,000 each to eight other full-time employees; and 10,000 each to six part-time employees. All of the options are exercisable at $.03 per share and vested in full at the December 31, 2002 grant date.

On December 31, 2002, the Company issued an aggregate of 475,000 shares of its $.001 par value common stock outright to four individuals in payment of various professional services and accrued liability balances. Of the shares issued, 225,000 were issued to the four individuals under the 2002 Stock Award and Incentive Plan and 250,000 shares were issued to two of these individuals outside of any plan and are restricted under Rule 144 of The Securities Exchange Act of 1934.

The grant of the above shares brought the total of actual issued and outstanding common shares to 77,272,656 and the total number of equivalent outstanding common shares to 147,397,632.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the small business issuer has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VILLAGEWORLD.COM,  INC.
(REGISTRANT)

   Dated: January 31, 2003                     By:  /S/    Celia  I.  Schiffner

                                                     ------------------------

                                                      Chief  Financial  Officer